March 19, 2013

(1) ZEPHYR FARMS LIMITED
as Borrower and Purchaser

(2) SCHNEIDER POWER INC.
as Shareholder

(3) SAMSUNG HEAVY INDUSTRIES CO., LTD.
as Lender and Seller

MASTER AMENDMENT AGREEMENT

THIS AGREEMENT is made on March 19, 2013

BETWEEN

(1)	ZEPHYR FARMS LIMITED, a corporation organized and existing under the laws of Ontario, Canada with a principal place of business at 161 Bay Street 27th Floor, Toronto, Ontario (“Zephyr”);

(2)
SCHNEIDER POWER INC., a corporation organized and existing under the laws of Ontario, Canada with a principal place of business at 161 Bay Street, 27th Floor, Toronto, Ontario (“Schneider” and together with Zephyr, the “Obligors”);

(3)
SAMSUNG HEAVY INDUSTRIES CO., LTD., a corporation established and existing under the laws of the Republic of Korea, having its registered offices at Samsung Life Insurance Seocho Tower 1321-15, Seocho-dong, Seocho-Gu, Seoul 137-857, Republic of Korea (“Samsung”).

BACKGROUND

(A)	Zephyr is the owner of a 10 MW wind power project in Brooke-Alvinston Township, Lambton County, Ontario, Canada (the “Project”);

(B)
Zephyr and Samsung entered into a certain credit advance agreement and a term sheet of credit agreements, each dated June 30, 2010 (collectively, the “Advance Agreements” as amended from time to time), for the financing of the Project whereby Samsung agreed to make available a credit facility and other financial accommodations to Zephyr;

(C)
Zephyr and Samsung entered into a certain wind turbine generator (WTG) supply agreement dated June 30, 2010, as amended pursuant to a first amendment agreement dated February 8, 2012 (as may be further amended from time to time, the “Turbine Supply Agreement”);

(D)
Zephyr, Oneworld Energy Inc., Green Breeze Energy Inc. (“GBE”) and Samsung entered into a certain letter agreement on July 19, 2010 (the “Letter Agreement” as amended from time to time and together with the Advance Agreements, the “Credit Advance Agreement”) supplementing the existing credit advance agreement;

(E)	Zephyr and Samsung entered into a certain credit agreement dated November 26, 2010 amending and replacing the Credit Advance Agreement in its entirety (the “Initial Credit Agreement”);

(F)	As a condition precedent to the effectiveness of the Initial Credit Agreement, Zephyr and Samsung entered into a general security agreement dated November 26, 2010;

(G)
GBE, as vendor, and Schneider, as purchaser, entered into a certain agreement providing for the sale of all of the shares of Zephyr Farms Limited dated August 24, 2011 pursuant to which GBE sold to Schneider all of the issued and outstanding shares of Zephyr (as same may be amended from time to time, the “Share Purchase Agreement”);

(H)
Zephyr and Samsung entered into a certain credit agreement dated February 8, 2012 amending and replacing the Initial Credit Agreement in its entirety (as same may be amended from time to time, the “Existing Credit Agreement”);

(I)
Zephyr, Schneider and Samsung entered into a limited recourse guarantee and pledge agreement dated April 19, 2012 pursuant to which Schneider guaranteed certain obligations of Zephyr on a limited recourse basis and pledged the shares of Zephyr in favour of Samsung (the “Limited Recourse Guarantee and Pledge Agreement”);

(J)	Zephyr and Samsung entered into an Operations and Maintenance Agreement dated May 22, 2012 with respect to the Project (the “O&M Agreement”); and

(K)	This Agreement sets out the terms and conditions on which the parties hereto have agreed to:

1.	amend and restate the Existing Credit Agreement;

2.	further amend the Turbine Supply Agreement;

3.	amend the O&M Agreement; and

4.	amend the Limited Recourse Guarantee and Pledge Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1
Defined expressions. Words and expressions defined in the Amended and Restated Credit Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or they are otherwise defined in this Agreement.

1.2	Definitions. In this Agreement, unless the contrary intention appears:
“Amended and Restated Credit Agreement” means the Existing Credit Agreement as amended and restated by this Agreement in the form set out in Appendix A;

“Amended Turbine Supply Agreement” means the Turbine Supply Agreement as amended by this Agreement;

“Effective Date” means a Business Day on which all the conditions set out in Section 6.2 have been satisfied, as confirmed by Samsung in a notice delivered pursuant to Section 6.2(b);

1.3
Application of construction and interpretation provisions of Credit Agreement. Sections 1.2 to 1.4 of the Amended and Restated Credit Agreement apply, with any necessary modifications, to this Agreement.

2	AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT
As of and with effect from the Effective Date (subject to the satisfaction of the conditions precedent set out in Section 6.2), the Existing Credit Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form set out in Appendix A.

3	AMENDMENT OF THE TURBINE SUPPLY AGREEMENT
As of and with effect from the Effective Date (subject to the satisfaction of the conditions precedent set out in Section 6.2), the Turbine Supply Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	The second and third sentences in Article 4 (Passage of Title) shall be deleted and replaced by the following:
“Notwithstanding any provision to the contrary, title to each Wind Turbine shall be deemed to have been transferred to the Buyer on the Turbine Delivery Date.”

(ii)	SC 1-4(d), Section 1 of Appendix A shall be deleted and replaced by the following:
“(d) Grace Period. There shall be a grace period until January 31, 2013, inclusively. The Availability Guarantee Period (as defined in the Operation & Maintenance Service Agreement) shall begin from the expiry of such grace period.”

(iii)	A new definition of “Turbine Delivery Date” in Section 3 of Appendix A shall be added:
“(xxx) “Turbine Delivery Date” shall mean February 1, 2013.”

(iv)	The following sentences shall be added at the end of the paragraph under the heading “Price” in Attachment 3 (Price, Payments and Termination Charges):
“The Contract Price shall bear interest from the Turbine Delivery Date until the date of its full payment at the rate of 6.5% per annum. Such interest shall accrue from day to day on the outstanding Contract Price, be computed on the basis of the actual number of days elapsed and be payable in accordance with the Payment Schedule below.”

(v)	The paragraphs under the heading “Payment Schedule” in Attachment 3 (Price, Payments and Termination Charges) shall be deleted and replaced by the following:
“Payment of the Contract Price and the interest accrued thereon shall be made as set forth in the schedule below without setoff of any kind. At least ten (10) days before the due date for any payments due under this Agreement, the Seller shall notify the Buyer of the amounts due and payable by the Buyer to the Seller. All payments by the Buyer to the Seller under this Agreement shall be made in immediately available funds to such account or accounts as the Seller may notify to the Buyer not less than seven (7) days before such payment is required to be effected by the Buyer. Late payments shall be subject to a default interest equal to two percent in excess of the interest otherwise payable, compounded on an annual basis. The Parties acknowledge and agree that the failure by the Buyer to pay any amount due hereunder (and to the extent such failure is not remedied within any applicable grace period hereunder) shall constitute an Event of Default under the amended and restated credit agreement entered into between the Parties and dated as of March 19, 2013.”

TURBINE PAYMENT SCHEDULE

Date	Principal Payment Amount (CAD)	Interest Payment Amount (CAD)	Sub-Total Payment Amount (CAD)
31-7-2013	0	515,424.65	515,424.65
31-1-2014	213,051	523,967.60	737,018.60
31-7-2014	213,051	508,462.01	721,513.01
31-1-2015	226,867	509,811.51	736,678.51
31-7-2015	226,867	494,085.24	720,952.24
31-1-2016	241,411	494,737.48	736,148.48
31-7-2016	241,411	481,426.88	722,837.88
31-1-2017	257,408	478,697.08	736,105.08
31-7-2017	257,408	462,480.01	719,888.01
31-1-2018	1,817,849	461,593.77	2,279,442.77
31-7-2018	1,817,849	394,659.48	2,212,508.48
31-1-2019	391,927	340,807.82	732,734.82
31-7-2019	391,927	322,442.78	714,369.78
31-1-2020	418,104	314,766.44	732,870.44
31-7-2020	418,104	297,605.69	715,709.69
31-1-2021	445,008	286,985.72	731,993.72
31-7-2021	445,008	267,763.49	712,771.49
31-1-2022	473,368	257,417.39	730,785.39
31-7-2022	3,874,175	237,750.45	4,111,925.45
31-1-2023	3,400,807	112,982.41	3,513,789.41
Total	15,771,600	7,763,867.90	23,535,467.90

4	AMENDMENT OF THE LIMITED RECOURSE GUARANTEE AND PLEDGE AGREEMENT
As of and with effect from the Effective Date (subject to the satisfaction of the conditions precedent set out in Section 6.2), the Limited Recourse Guarantee and Pledge Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(i)	The definition of “Credit Agreement” in Section 1.1 shall be deleted and replaced by the following:
“(7) Credit Agreement means that certain amended and restated credit agreement dated March 19, 2013 entered into between the Corporation, as borrower and the Lender, as lender, as same may be amended, restated, supplemented or otherwise modified from time to time.”

(ii)	The definition of “Guaranteed Obligations” in Section 1.1 shall be deleted and replaced by the following:
“(13) Guaranteed Obligations means all of the indebtedness, liabilities and obligations of the Corporation to the Lender, present and future, direct and indirect, absolute and contingent, mature and unmatured, as principal or as surety, which are or may become at any time and from time to time owing or payable by the Corporation to the Lender, or which remain owing and unpaid to the Lender at any time or from time to time existing or arising under, by virtue of or otherwise in connection with the Loan Documents and the Turbine Supply Agreement.”

(iii)	A new definition of “Turbine Supply Agreement” in Section 1.1 shall be added:
“(19) Turbine Supply Agreement means that certain wind turbine generator (WTG) supply agreement dated June 30, 2010 entered into between the Corporation, as buyer, and the Lender, as seller, as amended pursuant to a first amendment agreement dated February 8, 2012, as further amended by a master amendment agreement dated March 19, 2013 and as same may be further amended, restated, supplemented or otherwise modified from time to time.”

5	AMENDMENT TO OPERATIONS AND MAINTENANCE AGREEMENT

(i)	Samsung agrees that it has irrevocably waived all Payments (as defined in the O&M Agreement) due and owing under the O&M Agreement through January 31, 2013.

(ii)	Section 9.1.1 of the O&M Agreement is amended to state that the Initial Payment (as defined in the O&M Agreement) is due on March 31, 2013.

6	EFFECTIVE DATE

6.1	General. The agreements contained in Sections 2 to 5 are subject to the conditions precedent in Section 6.2 to be satisfied, as determined by Samsung, on or before the Effective Date.

6.2	Conditions precedent.

(a)
The conditions referred to in Section 6.1 are that Samsung shall have received on or before the Effective Date all of the documents and evidence set out in Schedule I Part 1 (Conditions Precedent Documents) in form and substance satisfactory to Samsung.

(b)	Upon satisfaction of the conditions contemplated in Section 6.2(a), Samsung shall notify the other parties hereto in writing, and shall confirm the Effective Date in such notice.

6.3	Conditions subsequent.
Within fifteen Business Days from the Effective Date (or such longer period as Zephyr may reasonably require due to circumstances outside of its control), Zephyr shall provide to Samsung all the evidence and documents set out in Schedule I Part 2 (Conditions Subsequent Documents) in form and substance satisfactory to Samsung. The failure to provide such evidence and documents within the applicable period shall constitute an Event of Default.

7	REPRESENTATIONS AND WARRANTIES

(c)
All the representations and warranties in Article 17 (Representations and Warranties) of the Amended and Restated Credit Agreement are deemed to be made by Zephyr on the date of this Agreement and again on the Effective Date, save for such representations and warranties that relate expressly to another date. For certainty, this Agreement shall be deemed to be a Transaction Document for purposes of such Article 17.

8	FURTHER ASSURANCES

8.1	Obligation to execute further documents etc. Zephyr shall:

(a)	execute and deliver to Samsung (or as it may direct) any debenture, security agreement, assignment, mortgage, power of attorney, proxy or other document, governed by the laws of Ontario; and

(b)	effect any registration or notarisation, give any notice or take any other step;
which Samsung may, by notice to Zephyr or Schneider, specify to be required for any of the purposes described in Section 8.2.

8.2	Purposes of the further assurances. The purposes of the further assurances in this Section 8 are:

(a)
to validly and effectively create any Encumbrances or rights of any kind in favour of Samsung which are contemplated in this Agreement, the Amended and Restated Credit Agreement, the Amended Turbine Supply Agreement or any of the other Finance Documents; and

(b)	to implement and give effect to, the terms and provisions of, and the transactions contemplated, in this Agreement.

9	MISCELLANEOUS

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2
Successors. This Agreement shall be binding upon, and shall inure to the benefit of and may be relied upon by, the parties hereto and their respective successors and permitted assigns and transferees, including, for the avoidance of doubt, any subsequent successors, permitted assigns and transferees.

9.3	Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9.4
Notices. The terms of Section 31 of the Amended and Restated Credit Agreement shall be deemed incorporated herein, mutatis mutandis, by reference to this Agreement, and the address and facsimile number of Schneider for purposes of such Section 31 shall be:

Schneider Power Inc.
Brookfield Place
161 Bay Street, 27th Floor
Toronto, ON M5J 2S1

Attention: Thomas Schneider
Fax:    416-847-3729

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

ZEPHYR FARMS LIMITED

By:/s/ Thomas Schneider
Name: Thomas Schneider
Title: President

SCHNEIDER POWER INC.

By:/s/ Thomas Schneider
Name: Thomas Schneider
Title: President

SAMSUNG HEAVY INDUSTRIES CO., LTD.

By: /s/ Hogun Min
Name: Hogun Min
Title: Project Manager

SCHEDULE II

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT DOCUMENTS

(a) this Agreement, duly executed and delivered by the parties thereto;

(b) certified copies of (i) the Articles of Incorporation or By-laws (or the equivalent documents) of each of the Obligors, (ii) a certificate of good standing (or equivalent) regarding each of the Obligors, (iii) the resolutions of the Board of Directors (or other relevant corporation actions) of each of the Obligors approving the execution, delivery and performance of this Agreement and the other Transaction Documents, as appropriate, upon the terms and conditions hereof or thereof and designating the persons authorized to execute and deliver the same on behalf of each such Obligor;

(c) specimen signatures of the persons authorized on behalf of the Obligors to execute this Agreement and the other Transaction Documents, authenticated by their respective duly authorized officers;

(d) the Debenture, duly executed and delivered by the relevant parties thereto;

(e) certified copies of the most recent financial statements of each of the Obligors;

(f) an opinion of Fasken Martineau DuMoulin LLP, Canadian counsel to Samsung, in form and substance satisfactory to Samsung and its counsel;

(g) lien search report at the relevant PPSA registry revealing no Encumbrances other than Permitted Security Interests;

(h) delivery of the share certificates issued by Zephyr duly endorsed in blank or together with stock transfer power;

(i) execution and delivery of the wind turbine delivery certificate.

PART 2

CONDITIONS SUBSEQUENT DOCUMENTS

(a) satisfactory evidence that the Security Documents have been registered wherever required in the Province of Ontario to provide Samsung with first ranking Encumbrances (subject to Permitted Security Interests) pursuant to the terms thereof;

(b) all consents, approvals and acknowledgements of, and copies of notices to, any third parties, as may be required in connection with this Agreement, including a limitation letter from Royal Bank of Canada and an acknowledgement agreement between the landlord of the premises and Samsung;

(c) satisfactory evidence that lien search report at the relevant land registry reveals no Encumbrances other than Permitted Security Interests.

APPENDIX A

FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

Master Amendment Agreement